UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive information statement

OpenWorld, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a–101) per Item 1 of this Schedule and Exchange Act Rules 14c–5(g) and 0–11

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF openworld, inc.

openworld, inc.

801 International parkway, fifth floor

lake mary, florida 32746

(585) 736-9400

NOTICE OF ACTION TAKEN BY

WRITTEN CONSENT OF A MAJORITY OF STOCKHOLDERS

Dear Stockholders:

The enclosed information statement (the “Information Statement”) is being provided to the stockholders of record on October 16, 2026 (the “Record Date”) of OpenWorld, Inc., a Nevada corporation (the “Company,” “we,” “our,” or “us”) to inform our stockholders of corporate actions taken by written consent of stockholders holding at least a majority of our issued and outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”).

On September 30, 2026, the board of directors of the Company (the “Board”) approved and submitted for the approval of our stockholders the following:

(i)	An amendment to our articles of incorporation to authorize a new form of capital stock called “blockchain common stock” in the amount of 500,000,000 shares, par value $0.001 per share, to serve as a new “blank check” class of capital stock issuable in one or more series (the “Blockchain Common Stock Amendment”);

(ii)	An amendment to our articles of incorporation to make an express election permitting distributions that would otherwise be prohibited by NRS 78.288(2)(b) (the “Distribution Election Amendment”, and together with the Blockchain Common Stock Amendment, the “Amendments”).

Effective on October 16, 2026, stockholders holding at least a majority of the voting power of the Company approved the Amendments by written consent.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C AND PURSUANT TO SECTION 78.320 OF THE NEVADA REVISED STATUTES.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Amendments will not be effective until a date at least twenty (20) calendar days after the date that the enclosed Information Statement is filed and mailed to our stockholders of record on the Record Date.

The enclosed Information Statement contains additional information pertaining to the matters acted upon.

BY ORDER OF THE BOARD OF DIRECTORS
OF OPENWORLD, INC.

Matthew Shaw
Chief Executive Officer and Chairman of the Board of Directors October , 2026

i

openworld, inc.

801 international parkway, fifth floor

lake mary, florida 32746

(585) 736-9400

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This information statement (the “Information Statement”) is furnished to the stockholders of OpenWorld, Inc., a Nevada corporation (the “Company,” “we,” “our,” or “us”), at the close of business on October 16, 2026 (the “Record Date”), in connection with actions taken by written consent of stockholders holding at least a majority of our issued and outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”). This Information Statement is first being sent or given to stockholders on or about [●], 2026.

On September 30, 2026, the board of directors of the Company (the “Board”) approved and submitted for the approval of our stockholders the following:

(i)	An amendment to our articles of incorporation to authorize a new form of capital stock called “blockchain common stock” in the amount of 500,000,000 shares, par value $0.001 per share, to serve as a new “blank check” class of capital stock issuable in one or more series (the “Blockchain Common Stock Amendment”);

(ii)	An amendment to our articles of incorporation to make an express election permitting distributions that would otherwise be prohibited by NRS 78.288(2)(b) (the “Distribution Election Amendment”, and together with the Blockchain Common Stock Amendment, the “Amendments”).

Effective October 16, 2026, stockholders holding at least a majority of the voting power of the Company (the “Consenting Stockholders”) approved the Amendments by written consent in accordance with Section 78.320 of the Nevada Revised Statutes (the “NRS”). The Consenting Stockholders consist of stockholders owning and having authority to vote on [●] shares of our Common Stock representing approximately [●] of the issued and outstanding shares of Common Stock.

We believe the Amendments will enhance our strategy to expand market access and provide the potential for enhanced liquidity, faster settlement, and greater transparency through blockchain-based market infrastructure.

Dissenting stockholders do not have any statutory appraisal rights as a result of the Amendments. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendments, and your consent is not required and is not being solicited in connection with the approval of the Amendments. All necessary corporate approvals for the Amendments have been obtained.

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to inform our stockholders of the action taken by written consent and shall serve as written notice thereof, pursuant to Section 78.320 of the NRS.

Pursuant to Rule 14c-2 under the Exchange Act, the Amendments will not be effective until a date at least twenty (20) calendar days after the date that the enclosed Information Statement is filed and mailed to our stockholders of record on the Record Date.

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QUESTIONS AND ANSWERS ABOUT THE INFORMATION STATEMENT

What is the purpose of this Information Statement?

This Information Statement is being furnished to you pursuant to Section 14(c) of the Exchange Act to inform our stockholders as of the close of business on the Record Date of the actions taken by written consent. The Consenting Stockholders holding a majority of our outstanding voting capital stock have authorized by written consent the Amendments as outlined in this Information Statement, which actions will be effective on a date that is at least twenty (20) calendar days after the mailing of this Information Statement.

Who is entitled to notice?

Each outstanding share of our Common Stock on the close of business on the Record Date is entitled to notice of each matter voted on by the Consenting Stockholders. The Consenting Stockholders as of the close of business on the Record Date held the authority to cast votes in excess of fifty percent (50%) of our outstanding voting power and have authorized by written consent the Amendments. Under Section 78.320 of the NRS, stockholder approval may be taken by obtaining the written consent and approval of stockholders holding at least a majority of the voting power in lieu of a meeting of the Company’s stockholders.

What constitutes the voting shares of the Company?

The voting power entitled to vote on the Amendments consists of the vote of the holders of a majority of our voting securities as of the Record Date. As of the Record Date, our voting securities consisted of [●] shares of Common Stock. As of the Record Date, our voting securities were entitled to cast a total of [●] votes.

What corporate matters did the Consenting Stockholders vote for, and how did they vote?

The Consenting Stockholders approved an amendment to our articles of incorporation to authorize a new form of capital stock called “blockchain common stock” in the amount of 500,000,000 shares, par value $0.001 per share, to serve as a new “blank check” class of capital stock issuable in one or more series. The Consenting Stockholders also approved an amendment to our articles of incorporation to make an express election permitting distributions that would otherwise be prohibited by NRS 78.288(2)(b).

What vote is required to approve the Amendments?

Pursuant to Sections 78.320 and 78.390 of the NRS, the approval of stockholders holding at least a majority of the voting power is required in order to approve the Amendments. Other than the approval by the Consenting Stockholders, which we have already obtained, no further vote is required for approval of the Amendments.

Who is paying the cost of this Information Statement?

We will pay for the preparation, printing and mailing of this Information Statement.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Information Statement contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “shall,” “should,” “intend,” and other words of similar meaning, and include, among other things, the development, commercialization and regulatory treatment of tokenized real-world assets and blockchain infrastructure; the Company’s ability to maintain its Nasdaq listing; future revenue, profitability, liquidity and capital needs; the value, liquidity, custody and regulatory treatment of digital assets; customer concentration; cybersecurity and third-party service providers. Each forward-looking statement contained in this Information Statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: transaction and public-company costs; changes in laws, regulations or regulatory interpretations affecting digital assets, tokenization, securities, commodities, money transmission, sanctions or privacy; volatility and illiquidity in digital asset markets; concentration of customers and revenue; dependence on key personnel and third-party providers; cybersecurity incidents; accounting judgments, purchase-price allocation and internal-control matters; the Company’s ability to obtain financing and satisfy Nasdaq requirements; litigation; and the risks and uncertainties identified under our Annual Report on Form 10-K, as well as other information we have or may file with the SEC from time to time.

We caution investors not to place considerable reliance on the forward-looking statements contained in this Information Statement. You should read this Information Statement completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this Information Statement are made as of the date of this Information Statement, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. This Information Statement does not purport to summarize all of the conditions, risks and other attributes of an investment in our company.

VOTES REQUIRED AND RELATED INFORMATION

Section 78.320 of the NRS generally provides that, unless otherwise provided in the Company’s Articles of Incorporation or Bylaws, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the NRS, our Amended and Restated Articles of Incorporation, as amended, and our Amended and Restated Bylaws, this action is effective when written consents from holders of record of a majority of the outstanding voting power are executed and delivered to the Company. In accordance with the NRS, the affirmative vote on the Amendments of at least a majority of the outstanding voting power has been obtained. As a result, no vote or proxy is required by the stockholders to approve the Amendments.

In order to eliminate the costs and management time involved in holding a special meeting, our Board determined that it was in the best interests of all of our stockholders that the Amendments be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

As of the Record Date, there were [●] shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. Accordingly, for the approval of each of the Amendments, the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Record Date, or more than [●] votes, was required for approval. The Consenting Stockholders combine to account for an affirmative vote of [●] votes, which exceeds the required number of votes in favor of each of the Amendments.

NO MEETING OF STOCKHOLDERS REQUIRED

The Board does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendments, and your consent is not required and is not being solicited in connection with the approval of the Amendments. The Consenting Stockholders hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Amendments.

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CONSENTING STOCKHOLDERS

On September 30, 2026, the Board unanimously adopted resolutions approving the Amendments. In connection with the adoption of these resolutions, the Board elected to seek the written consent of the holders of a majority of the Company’s issued and outstanding shares of Common Stock in order to reduce the costs and implement the proposal in a timely manner.

On October 16, 2026, the following Consenting Stockholders consented in writing to the Amendments:

Name	Class of Shares Held	No. of Shares	No. of Votes	Percentage of Outstanding Votes
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock

Total:

The Company is not seeking written consent from any of our other stockholders, and stockholders other than the Consenting Stockholders will not be given an opportunity to vote with respect to the Amendments.

CHANGE OF CONTROL

On February 11, 2026, VerifyMe, Inc., a Nevada corporation (“VerifyMe”) entered into an Agreement and Plan of Merger (as subsequently amended, the “Merger Agreement”) with VRME Subsidiary Corp., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Open World Ltd., a Cayman Islands exempted company (“Legacy OpenWorld”).

On September 30, 2026, in accordance with the terms of the Merger Agreement, among other things, Merger Sub merged with and into Legacy OpenWorld, with Legacy OpenWorld surviving the merger as a wholly owned direct subsidiary of VerifyMe (the “Merger”). The Merger closed and became effective at 11:00 a.m., Eastern Time, on September 30, 2026 (the “Effective Time”), at which time our business became primarily the business conducted by Legacy OpenWorld. The Company is now a technology-powered digital assets and blockchain innovation company that co-architects and takes principal positions in enterprise blockchain initiatives alongside sovereign governments, institutional partners, and major enterprises. In connection with the completion of the Merger, we changed our name from “VerifyMe, Inc.” to “OpenWorld, Inc.” by filing a Certificate of Amendment to our Amended and Restated Articles of Incorporation, as amended, with the Nevada Secretary of State on September 29, 2026, which became effective October 1, 2026.

At the effective time of the Merger, each outstanding ordinary share of Legacy OpenWorld was converted into a share of VerifyMe common stock at a ratio of 1:77.27. As a result of the Merger and the issuance of the merger consideration, immediately upon the effective time of the Merger: (i) holders of equity interests in Legacy OpenWorld were issued 11,686,124 shares of common stock, held options assumed by the Combined Company exercisable for an additional 2,096,093 shares of common stock, and owned approximately 85.48% of the fully diluted equity of the Combined Company; (ii) certain business partners and consultants to whom Legacy OpenWorld was contractually obligated to issue warrants upon the Combined Company’s successful listing on Nasdaq were issued warrants exercisable for an aggregate of 300,000 shares of common stock; (iii) Maxim Partners LLC, who served as financial advisor to Legacy OpenWorld, was issued 361,082 shares of common stock and owned approximately 2.25% of the fully diluted equity of the Combined Company; and (iv) holders of equity interests in VerifyMe continued to hold 1,425,154 shares of common stock, equity interest convertible into an aggregate of 179,657 shares of common stock, and owned approximately 10% of the fully diluted equity of the Combined Company. Immediately after giving effect to the Merger, there were approximately 13,407,360 shares of Combined Company common stock issued and outstanding with an aggregate of 16,048,110 shares issuable on a fully diluted basis. These numbers include shares of common stock that we issued upon vesting and settlement of certain outstanding VerifyMe equity awards at the effective time of the Merger.

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THE BLOCKCHAIN COMMON STOCK AMENDMENT

Overview

On September 30, 2026, the Board approved and submitted for the approval of our stockholders an amendment to the Company’s articles of incorporation, the form of which is included as Appendix A hereto (the “amended articles”), to provide for the authorization of 500,000,000 shares of a newly designated class of “Blockchain Common Stock,” par value $0.001 per share (the “Blockchain Common Stock”) to serve as a new “blank check” class of capital stock issuable in one or more series. This amendment is referred to as the “Blockchain Common Stock Amendment.” Effective October 16, 2026, the Consenting Stockholders approved the Blockchain Common Stock Amendment by written consent in accordance with Section 78.320 of the NRS.

Effects of Amendment

The newly authorized Blockchain Common Stock will have the effect of increasing the Company’s authorized capital stock from 750,000,000 shares to 1,250,000,000 shares, consisting of (i) 675,000,000 shares of Common Stock, (ii) 500,000,000 shares of the newly designated Blockchain Common Stock and (iii) 75,000,000 shares of preferred stock, par value $0.001 per share. The Blockchain Common Stock will be authorized on a “blank check” basis similar to the Company’s preferred stock, and the Company’s Board will be vested with authority, without further stockholder action, to designate one or more series of blockchain common stock from time to time and to fix the voting powers (if any), designations, preferences, conversion or exchange rights, dividend rates, liquidation preferences, and other rights, qualifications, limitations and restrictions of each such series by resolution and the filing of a certificate of designation. By default, and unless otherwise expressly granted in the applicable certificate of designation or as otherwise required by law, holders of Blockchain Common Stock will not be entitled to vote, and the consent of the holders of Common Stock will not be required to authorize the issuance of any new series of blockchain common stock, regardless of whether the rights and preferences of such new series are senior or superior to the Common Stock. The foregoing is only a summary of the changes. As such, this summary is qualified by reference to the complete text of the amended articles, a copy of which is attached as Appendix A.

Reasons for Amendment

The Blockchain Common Stock Amendment is intended to provide the Board with the flexibility to issue tokenized equity in the future as part of the Company’s RWA tokenization strategy, modeled on the dual on-chain/off-chain capital structure adopted by Figure Technology Solutions, Inc. (Nasdaq: FIGR; OPEN: FGRS). The authorization is intended to preserve strategic optionality and position the Company to respond to future developments in digital securities infrastructure, investor demand for tokenized equity products, blockchain-based trading venues, and evolving market practices for on-chain/off-chain capital structures. The authorization may also facilitate future equity structures that combine traditional stockholder recordkeeping with blockchain-based transfer, settlement, or trading functionality, subject in all cases to applicable law and regulatory requirements. Any future issuance of a series of blockchain common stock will be subject to designation by the Board, applicable securities laws, the rules of Nasdaq and any blockchain-based trading venue, and other regulatory requirements.

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THE DISTRIBUTION ELECTION AMENDMENT

Overview

On September 30, 2026, the Board approved and submitted for the approval of our stockholders an amendment to the Company’s articles of incorporation, the form of which is included as Appendix A hereto, to provide for an express election permitting the Company to make any distribution that would otherwise be prohibited by NRS 78.288(2)(b) (the “Distribution Election Amendment”). Effective October 16, 2026, the Consenting Stockholders approved the Distribution Election Amendment by written consent in accordance with Section 78.320 of the NRS.

Effects of Amendment

The Distribution Election Amendment will have the effect of adding an express authorization permitting the Company to make any distribution that otherwise would be prohibited by NRS 78.288(2)(b). The Company believes this amendment is appropriate and in the best interests of the Company and its stockholders because the express election will provide the Company with additional flexibility under Nevada law to manage its capital structure and, where appropriate, return capital to stockholders through dividends, stock repurchases, redemptions or other distributions when determined by the Board to be in the best interests of the Company and its stockholders. Additionally, the amended articles will contain certain other administrative and miscellaneous changes, including the change of the Company’s corporate name to “OpenWorld, Inc.” The foregoing is only a summary of the changes contemplated. As such, this summary is qualified by reference to the complete text of the amended articles, a copy of which is attached hereto as Appendix A.

Reasons for Amendment

The Distribution Election Amendment is intended to ensure that the Company is not constrained by the technical balance-sheet limitation contained in NRS 78.288(2)(b) in circumstances where the Board determines, based on the Company’s financial condition, liquidity, business prospects, capital needs and other relevant considerations, that a distribution is appropriate. For example, the Board may determine in the future that the Company has capital in excess of its operating needs, acquisition or investment opportunities, or other strategic priorities, and that such capital should be returned to stockholders. The express election would also provide the Board with additional flexibility to evaluate potential share repurchases or other distributions as a means of optimizing the combined company’s capitalization, reducing dilution, improving per-share metrics, or otherwise enhancing stockholder value, subject in each case to the Board’s fiduciary duties and applicable law. The Board also believes the amendment is consistent with the flexibility expressly contemplated by Nevada law. NRS 78.288(2)(b) permits a Nevada corporation to make distributions that would otherwise be restricted by that subsection if the articles of incorporation specifically allow such distributions.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of October 16, 2026, concerning beneficial ownership of our Common Stock held by (1) each person or entity known by us to beneficially own more than five percent (5%) of any class of our voting securities, (2) each of our directors, (3) each of our executive officers, and (4) all of our current directors and executive officers as a group. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Percentages are calculated based on [●] shares of our Common Stock issued and outstanding on October 16, 2026. The address for our officers and directors is c/o OpenWorld, Inc., 801 International Parkway, Fifth Floor, Lake Mary, Florida, 32746.

Title of Class	Name/Position	Beneficial Ownership		Percentage of Class(1)
	Named Executive Officers:
Common	Adam Stedham(2)	83,361	(3)
Common	Jennifer Cola	9,665
Common	Fred Volk	12,100
	Directors:
Common	Matthew Shaw(4)	6,361,843	(5)
Common	Raghav Chopra	—		—
Common	Thomas Rossiter	—		—
Common	Chantal Schutz	—		—
Common	Scott Greenberg	30,015	(6)
	All Executive Officers and Directors as a group (9 persons)	7,645,011
	5% Stockholders:
Common	Webslinger Holdings Inc.(7)	4,989,997
Common	Beech Holdings Ltd.(8)	685,923
Common	Gerard Hernandez(9)	702,999	(10)
Common	Quantstamp Inc.	798,273
Common	Ocean Joy Group Limited	772,696

* indicates less than 1%

(1)	The amounts reported by each person are as of October 16, 2026, with percentages based on [●] shares issued and outstanding as of that date, except where the person has the right to receive shares within the next sixty (60) days (as indicated in the other footnotes to this table), which would increase the number of shares owned by such person and the number of shares outstanding. “Beneficial ownership” is deemed to include shares for which a person, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the person’s benefit, and includes shares that may be acquired within sixty (60) days, including the right to acquire shares by the exercise of options. Shares that may be acquired within sixty (60) days by the exercise of options are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the other footnotes to this table, each stockholder named in the table has sole voting and sole dispositive power over all of the shares shown in the table.
(2)	Mr. Stedham is the former Chief Executive Officer. Immediately after closing of the Merger, Mr. Stedham resigned as our President and Chief Executive Officer and principal executive officer and was appointed as President of Precision Logistics.
(3)	Includes (i) 80,501 shares of common stock held directly, and (ii) 2,860 shares of common stock underlying unpaid RSUs.
(4)	Mr. Shaw is the current Chief Executive Officer and Chairman of the Board of Directors of the Company.
(5)	Includes (i) 685,923 shares of common stock held directly, (ii) 685,923 shares of common stock held indirectly by Beech Holdings Ltd., and (iii) 4,989,997 shares of common stock held indirectly by Webslinger Holdings Inc.
(6)	Includes (i) 4,071 shares of common stock held directly, (ii) 17,557 shares of common stock held indirectly by the Scott Greenberg Revocable Trust, (iii) 1,556 shares of common stock underlying presently exercisable warrants, and (iv) 6,831 shares of common stock underlying unpaid RSUs.
(7)	See footnote 5.
(8)	See footnote 5.
(9)	Mr. Hernandez is the Chief Accounting Officer and principal accounting officer of the Company.
(10)	Includes (i) 299,574 shares of common stock underlying stock options that are presently exercisable within sixty (60) days held by GM Consulting Group Inc., (ii) 386,348 shares of common stock held indirectly by GM Consulting Group Inc., and (iii) 17,077 shares held indirectly by LB2 Capital Partners LLC.

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NO DISSENTER’S RIGHTS

Under the NRS, the Company’s stockholders are not entitled to dissenters’ or appraisal rights with respect to the Amendments.

PROPOSALS BY SECURITY HOLDERS

No stockholder has requested us to include any proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No executive officer or director, or any associate of such person, has any substantial interest in the matters acted upon by our Board and the Consenting Stockholders, other than in his or her role as executive officer or director and their respective ownership of shares of Common Stock.

ADDITIONAL INFORMATION

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information with the SEC. Our filings with the SEC are available on the SEC’s website at www.sec.gov. We also maintain a website at https://openworld.dev/. We make available, free of charge, in the Investor Relations section of our website, documents we file with or furnish to the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports. We make this information available as soon as reasonably practicable after we electronically file such materials with, or furnish such information to, the SEC. The information found on our website is not part of this or any other report we file with, or furnish to, the SEC. Copies of such documents are available in print at no charge to any stockholder who makes a request. Such requests should be made to our corporate secretary at our corporate headquarters, 801 International Parkway, Fifth Floor, Lake Mary, Florida, 32746.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we received contrary instructions from one or more of the stockholders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the document was delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by sending a written request to us at our corporate headquarters at 801 International Parkway, Fifth Floor, Lake Mary, Florida, 32746, or by calling us at (585) 736-9400. A stockholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS
OF OPENWORLD, INC.,

Matthew Shaw
Chief Executive Officer and Chairman of the Board of Directors

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APPENDIX A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF OPENWORLD, INC.

ARTICLE I

NAME

The name of the corporation is OpenWorld, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The street address of the registered office in the State of Nevada where process may be served upon the Corporation shall be the street address of its registered agent in the State of Nevada. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business either within or without the State of Nevada.

ARTICLE III

CAPITAL STOCK

Section 1 Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is One Billion Two Hundred Fifty Million (1,250,000,000), consisting of three classes to be designated, respectively, “Common Stock,” “Blockchain Common Stock” and “Preferred Stock,” with all such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is Six Hundred Seventy-Five Million (675,000,000). The total number of shares of Blockchain Common Stock that the Corporation shall have authority to issue is Five Hundred Million (500,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Seventy-Five Million (75,000,000). The Blockchain Common Stock and the Preferred Stock may each be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Blockchain Common Stock and the Preferred Stock shall hereinafter be prescribed by a resolution of the board of directors of the Corporation pursuant to Section 3 or Section 4, as applicable, of this Article III.

Section 2 Common Stock.

(a) Dividend Rate. Subject to the preferential or other rights of any holders of Blockchain Common Stock or Preferred Stock then outstanding, the holders of Common Stock shall be entitled to receive dividends and other distributions when, as and if declared by the board of directors of the Corporation out of assets legally available therefor.

(b) Voting Rights. The holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock; provided, however, that, except as otherwise required by law or the Articles, holders of Common Stock shall not be entitled to vote on any amendment to the Articles (including any certificate of designation relating to any series of Blockchain Common Stock or Preferred Stock) that relates solely to the terms of one or more class or series of Blockchain Common Stock or Preferred Stock if the holders of such affected class or series are entitled, either separately or together as a class with the holders of one or more other such class or series, to vote thereon pursuant to the Articles (including any certificate of designation relating to any series of Blockchain Common Stock or Preferred Stock).

(c) Liquidation Rights. Subject to the preferential or other rights of any holders of Blockchain Common Stock or Preferred Stock then outstanding, in the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Common Stock and any shares of Blockchain Common Stock or Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation’s assets available for distribution after giving effect to any liquidation preference of any shares of Blockchain Common Stock or Preferred Stock.

(d) No Cumulative Voting, Conversion, Redemption or Preemptive Rights. The holders of Common Stock shall not have any cumulative voting, conversion, redemption or preemptive rights.

Section 3 Preferred Stock.

(a) Designation. The board of directors of the Corporation is hereby vested with the authority from time to time to provide by resolution for the designation and issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by the Articles, and to fix and determine with respect to each such series the voting powers, if any (which voting powers if granted may be full or limited), designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing, the voting rights relating to shares of Preferred Stock of any series (which may vary over time and which may be applicable generally only upon the happening and continuance of stated facts or events or ascertained outside the Articles), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), and to cause to be filed with the Nevada Secretary of State a certificate of designation with respect thereto. The board of directors of the Corporation is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Except as otherwise required by law, the holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by the Articles, including the certificate of designation relating to such series of Preferred Stock. Unless the certificate of designation establishing a series of Preferred Stock provides to the contrary, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock or Blockchain Common Stock shall be required for the issuance of any new series of Preferred Stock, regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock, Common Stock or Blockchain Common Stock.

(b) Certificate. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth the resolution of the board of directors of the Corporation, and establishing the voting powers, designations and preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series and the number of shares of Preferred Stock of such series authorized by the board of directors of the Corporation to be issued shall be made and signed by an officer of the Corporation and filed in the manner prescribed by the Nevada Revised Statutes (as amended from time to time and including any successor provisions, the “NRS”).

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(c) Existing Series of Preferred Stock. Notwithstanding the filing of these Articles, each series of Preferred Stock previously designated by the Corporation and remaining in effect immediately prior to the effectiveness of these Articles, including the Series A Convertible Preferred Stock, par value $0.001 per share, designated pursuant to the Certificate of Designation of Series A Preferred Stock filed with the Nevada Secretary of State on May 18, 2007, as amended by that Second Amended Certificate of Designation for Series A Convertible Preferred Stock filed with the Nevada Secretary of State on February 1, 2013 (together, the “Series A Certificate of Designation”), and the Series B Convertible Preferred Stock, par value $0.001 per share, designated pursuant to the Certificate of Designation for Series B Convertible Preferred Stock filed with the Nevada Secretary of State on June 18, 2025 (the “Series B Certificate of Designation” and, together with the Series A Certificate of Designation, the “Existing Certificates of Designation”), shall continue as a series of the Preferred Stock authorized hereunder, and the voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations or restrictions thereof, of each such series shall be as set forth in the applicable Existing Certificate of Designation, each of which shall remain in full force and effect in accordance with its terms until amended, restated or withdrawn in accordance with the NRS.

Section 4 Blockchain Common Stock.

(a) Designation. The board of directors of the Corporation is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Blockchain Common Stock in one or more series not exceeding the aggregate number of shares of Blockchain Common Stock authorized by the Articles, and to fix and determine with respect to each such series the voting powers, if any (which voting powers if granted may be full or limited), designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing, the voting rights relating to shares of Blockchain Common Stock of any series (which may vary over time and which may be applicable generally only upon the happening and continuance of stated facts or events or ascertained outside the Articles), the rate of dividend to which holders of Blockchain Common Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Blockchain Common Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, the rights, if any, of holders of Blockchain Common Stock of any series to convert or exchange such shares of Blockchain Common Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), and to cause to be filed with the Nevada Secretary of State a certificate of designation with respect thereto. The board of directors of the Corporation is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Except as otherwise required by law, the holders of any series of Blockchain Common Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by the Articles, including the certificate of designation relating to such series of Blockchain Common Stock. Unless the certificate of designation establishing a series of Blockchain Common Stock provides to the contrary, neither the consent by series, or otherwise, of the holders of any outstanding Blockchain Common Stock nor the consent of the holders of any outstanding Common Stock or Preferred Stock shall be required for the issuance of any new series of Blockchain Common Stock.

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(b) Certificate. Before the Corporation shall issue any shares of Blockchain Common Stock of any series, a certificate of designation setting forth the resolution of the board of directors of the Corporation, and establishing the voting powers, designations and preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Blockchain Common Stock of such series and the number of shares of Blockchain Common Stock of such series authorized by the board of directors of the Corporation to be issued shall be made and signed by an officer of the Corporation and filed in the manner prescribed by the NRS.

ARTICLE IV

DIRECTORS AND OFFICERS

Section 1 Directors. The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the Bylaws. The board of directors shall consist of at least one director but not more than fifteen (15) directors. The number of directors may be changed from time to time in such manner as shall be provided in the Bylaws.

Section 2 Limitation of Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

Section 3 Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in the Bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Corporation, must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

Section 4 Repeal and Conflicts. Any repeal or modification of Section 2 or 3 of this Article IV approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Section 2 or 3 of this Article IV and any other Article of the Articles, the terms and provisions of Section 2 or 3 of this Article IV shall control.

ARTICLE V

DISTRIBUTIONS

Section 1 Distributions. Notwithstanding anything to the contrary in the Articles or the Bylaws, the Corporation is hereby specifically allowed to make any distribution that otherwise would be prohibited by NRS 78.288(2)(b).

ARTICLE VI

AMENDMENTS

Section 1 Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles, in the manner now or hereafter prescribed by the NRS, and all rights conferred on stockholders herein are granted subject to this reservation.

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ARTICLE VII

MISCELLANEOUS

Section 1 Deemed Notice and Consent. To the fullest extent permitted by law, each and every Person purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (i) the Articles, (ii) the Bylaws and (iii) any amendment to the Articles or the Bylaws enacted or adopted in accordance with the Articles, the Bylaws and applicable law.

Section 2 Definitions. As used in the Articles: “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by or is under common control with the specified Person. “Articles” means these Amended and Restated Articles of Incorporation, as amended from time to time and including any certificate of designation relating to any series of Blockchain Common Stock or Preferred Stock. “Bylaws” means the bylaws of the Corporation, as amended from time to time. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Person” means a natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).

Section 3 Severability. If any provision or provisions of the Articles shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of the Articles (including, without limitation, each portion of any paragraph of the Articles containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of the Articles (including, without limitation, each such portion of any paragraph of the Articles containing any such provision held to be invalid, illegal or unenforceable) shall be construed (a) so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or (b) for the benefit of the Corporation to the fullest extent permitted by law.

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